Send Forms To:
MassMutual
Annuity Service Center Hub
PO Box 9067
Springfield, MA 01102-9067
Massachusetts Mutual Life Insurance Company
1295 State Street			Overnight Address:
Springfield, MA 01111-0001			MassMutual
Annuity Service Center Hub
☐ Check here if Purchase Payment is enclosed			1295 State Street
Springfield, MA 01111-0001
Variable Annuity Application – Transitions SelectSM			Contract #
Please refer to the prospectus for detailed information.			(For Home Office use only.)

1.      Contract Owner/Annuitant Information - Note: Contract Owner must be same as Annuitant for all types of IRA’s. If Contract Owner is a corporation, we require a copy of the corporate resolution. If Contract Owner is a trust, we require a Certification of Trust Agreement (form F6734).

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Address (No., Street)			Birth Date (mm/dd/yyyy)

Address (City, State, Zip)		State Where Employed:	Gender: ☐ Male ☐ Female

Telephone Number (including area code)	E-Mail Address

2. Joint Contract Owner Information – Joint ownership is only allowed on non-qualified contracts. Unless otherwise specified, both signatures will be required for all Contract Owner transactions.

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Address (No., Street)			Birth Date (mm/dd/yyyy)

Address (City, State, Zip)			Gender: ☐ Male ☐ Female

Telephone Number (including area code)	E-Mail Address

3. Annuitant Information - If different from Contract Owner named in section 1.

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Address (No., Street)			Birth Date (mm/dd/yyyy)

Address (City, State, Zip)		State Where Employed:	Gender: ☐ Male ☐ Female

Telephone Number (including area code)	E-Mail Address

4.      Beneficiary Information – Primary Beneficiary - In the event of the death of a Joint Contract Owner, the surviving Joint Contract Owner shall become the Primary Beneficiary. In the event no Beneficiary designation is on record, death benefit proceeds will be paid to the default Beneficiary as provided under the terms of the Contract.

Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

Contingent Beneficiary

Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

5. New Contract Type - Select one.

Non-Qualified:	☐ Non-Qualified	☐ Custodial IRA*

☐ Non-Qualified Deferred Compensation Plan* (Non 457 Plans)

Qualified:	☐ IRA	☐ Roth IRA	☐ SEP IRA

☐ SIMPLE IRA (if funded by employer contributions, provide employer name and address.)

Employer Name

Employer Address

_________________________________________________________________

	Qualified Plan*:	☐ 401(k)	☐ Pension Plan	☐ Keogh (HR10)

	☐ Profit Sharing Plan	☐ Money Purchase Pension Plan		☐ Target Benefit Plan

* Submit Disclosure Form (F6935) for Custodial IRA, Non-Qualified Deferred Compensation Plans and all Qualified Plans.

6. Source of Funds to be Invested - Complete form F6628 for Company to Company Transfer/Rollover of Assets

☐ Current Income/Personal Saving ☐ Non-Qualified Deferred Compensation ☐ IRA ☐ Governmental 457 Deferred Comp ☐ Money Purchase Pension Plan ☐ TSA ☐ Roth IRA ( mm/dd/yyyy)*		☐ Non-Qualified Contract ☐ Custodial IRA ☐ SEP IRA ☐ Profit Sharing Plan ☐ Keogh (HR10) ☐ Target Benefit Plan	☐ CD/Mutual Fund ☐ Trust Funds ☐ SIMPLE IRA ☐ 401(k) ☐ Pension Plan ☐ Texas ORP

* For Roth IRA’s, please indicate the date that the Roth was established.

7. Initial Purchase Payment(s)

Amount $		(Please estimate for transfers. All transfer amounts should be included. Complete form F6628 for each separate transfer.)

Tax Year (For IRA contributions only)		(If no tax year is entered, the current calendar year will be used.)

8. Annuity Date (Maturity Date)

/ / Month Day (1-28) Year	If no election is made, the Annuity Date will be the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law.

9. Contingent Deferred Sales Charge (CDSC) (May only be selected at time of application and may not be changed thereafter.)

☐ 7 Year (default option if no selection is made)

☐ 9 Year – A credit will be applied if this option is selected.

10. Optional Riders (May only be selected at time of application. Only one option may be selected. Age refers to age nearest birthday. For a Joint Contract Owner refers to the oldest Contract Owner.)

Selection of an optional rider requires participation in an asset allocation program sponsored by the Company. If you select Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Accumulation Benefit (GMAB) you will pay an additional charge.

☐ None (default option if no selection is made)

☐   GMIB - Not available if Annuitant is Age 80 or older. This benefit stops accumulating at Annuitant’s Age 80. The GMIB has limited usefulness in connection with tax-qualified contracts due to the IRS minimum distribution requirements. Consult with your tax advisor.

☐ GMAB

11.	Death Benefit Election (Certain age restrictions may impact your benefit. Age refers to age nearest birthday. For a Joint Contract Owner, Age refers to the oldest Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant. May only be selected at time of application. Only one option may be selected at the time of contract issue.)

☐ Basic Death Benefit - Not available if Contract Owner is Age 80 or older.

☐ Annual Ratchet Death Benefit - If you select this option you will pay an additional charge.

☐ Contract Value Death Benefit - A credit will be applied up to Contract Owner Age 80 if this option is selected.

12.	Free Partial Withdrawal (May only be selected at time of application and may not be changed thereafter.)

☐ 10% each Contract Year (default option if no selection is made)

☐ 10% in Contract Year 1; 20% in subsequent years - If you select this option you will pay an additional charge.

13.	Nursing Home Benefit (May only be selected at time of application.) This feature is not available if the Contract Owner has resided in a Licensed Nursing Care Facility within two years prior to the Rider Effective Date.

☐ No (default option if no selection is made)

☐ Yes - If you select this option you will pay an additional charge.

14.	Equalizer Benefit (May only be selected at time of application and is not available on or after Age 70.)

☐ No (default option if no selection is made)

☐ Yes - If you select this option you will pay an additional charge.

15.	REQUIRED Replacement Questions (This section must be completed.)
APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

•	Have you purchased another annuity from Massachusetts Mutual Life Insurance Company or its affiliates or subsidiaries in the past 12 months?	☐	Yes		☐	No

•	Will the annuity applied for replace or change any existing individual or group life insurance or annuity?	☐	Yes	*	☐	No

*	If answering “yes”, please complete applicable replacement forms.

16.	Miscellaneous Instructions/Comments

Contract #
(For Home Office use only.)

Allocation Options

**If you have selected GMIB or GMAB or want to participate in an asset allocation program, only complete section 1A then go to section 17. Otherwise, complete section 2A and/or 3A and the section(s) for any Optional Program you want to select.**

1A. Asset Allocation Program

•	This section is required if you are selecting GMIB or GMAB.

•	If participating in an asset allocation program, the Contract Value will automatically be rebalanced to the chosen asset allocation model each calendar quarter.

•	If participating in an asset allocation program, you may not participate in the Dollar Cost Averaging (DCA), Interest Sweep, DCA Fixed Account, or Automatic Rebalancing Program.

•	Select one of the following (these are listed in order from low risk to high risk with Asset Allocation Model A being the lowest risk. See Prospectus for more details.)

Asset Allocation:

☐ Model A	☐ Model B	☐ Model C	☐ Model D	☐ Model E

2A. Investment Allocation Of Initial And Future Purchase Payments (Excluding The DCA Fixed Account).

•	If not selecting an asset allocation model, indicate how Purchase Payment(s) will be allocated to the investment choice(s) below.

•	Use whole percentages only. This section must total 100%.

•	No more than a total of 70% may be allocated to the Fixed Accounts (excluding the DCA Fixed Account).

•	The fixed accounts are not available as a destination fund for DCA Fixed Account, Interest Sweep, DCA for Separate Account or Automatic Rebalancing.
•	If any portion of the initial Purchase Payment will be allocated to the DCA Fixed Account:

•	Complete section 2A for initial and future Purchase Payment allocations.

•	Complete section 3A to indicate percentage of allocation and select the 6, 12 or 18 month DCA duration.

•	If DCA Fixed Account allocations are different from future Purchase Payment allocations, complete section 7A.

            % (521) American Century VP Income & Growth

            % (522) American Century VP Value

            % (560) American Funds® Asset Allocation

            % (561) American Funds® Growth-Income

            % (523) Calvert Social Balanced

            % (527) Fidelity® VIP Contrafund®

            % (526) Fidelity® VIP Growth

            % (562) Franklin Small Cap Value Securities

            % (528) INVESCO VIF Financial Services

            % (529) INVESCO VIF Health Sciences

            % (530) INVESCO VIF Technology

            % (531) Janus Aspen Balanced

            % (532) Janus Aspen Capital Appreciation

            % (533) Janus Aspen Worldwide Growth

            % (534) MFS® Investors Trust Series

            % (535) MFS® New Discovery

            % (536) MML Blend

            % (537) MML Emerging Growth

            % (538) MML Enhanced Index Core Equity

            % (539) MML Equity

            % (540) MML Equity Index

            % (541) MML Growth Equity

            % (563) MML Inflation-Protected Bond

            % (542) MML Large Cap Value

            % (543) MML Managed Bond

            % (564) MML OTC 100

            % (545) MML Small Cap Equity

            % (544) MML Small Cap Growth Equity

            % (546) MML Small Company Opportunities

            % (547) Oppenheimer Aggressive Growth

            % (554) Oppenheimer Balanced

            % (548) Oppenheimer Capital Appreciation

            % (549) Oppenheimer Global Securities

            % (550) Oppenheimer High Income

            % (551) Oppenheimer International Growth

            % (552) Oppenheimer Main Street

            % (553) Oppenheimer Money

            % (555) Oppenheimer Strategic Bond

            % (524) Scudder VIT EAFE® Equity Index

            % (525) Scudder VIT Small Cap Index

            % (556) T. Rowe Price Blue Chip Growth

            % (557) T. Rowe Price Equity Income

            % (559) Templeton Foreign Securities

(See Optional Programs for Fixed Account Restrictions)

            % (509) The Fixed Account

            % (513) 3 Year Long Term Guarantee Fixed Account

            % (514) 5 Year Long Term Guarantee Fixed Account

            % (515) 7 Year Long Term Guarantee Fixed Account

            % (516) 10 Year Long Term Guarantee Fixed Account

  100%    Total for both columns must equal 100%

Certain investment selections may not be available in all states.

Allocations to the Fixed Account are limited as specified in the Contract and prospectus.

Addendum Page 1A of 3

**You may only select one of the following programs at any one time: Asset Allocation Program, DCA Fixed

Account, Interest Sweep, DCA Separate Account or Automatic Rebalancing.**

3A.	☐ Check here to participate in Dollar Cost Averaging (DCA) Fixed Account - Also complete section 7A

The DCA Fixed Account Program transfers assets systematically, on a monthly basis, from the DCA Fixed Account selected below to the investment choice(s) selected in section 7A. The interest rate credited to amounts allocated to our DCA Fixed Account exceeds our actual earnings on supporting assets, less appropriate risk and expense adjustments. We will recover amounts credited over amounts earned from the mortality and expense risk charges described in your Contract, for the life of the Contract. Whether or not you elect the DCA Fixed Account, the mortality and expense/administrative charge is the same.

•	The DCA Fixed Account is for new Purchase Payments only. No transfers are allowed from another account or investment choice.

•	Minimum $5,000 Purchase Payment.

•	Only one DCA Fixed Account may be active at any one time.

•	The first transfer will occur 5 business days following receipt of this form and payment to a DCA Fixed account.

Please allocate                     % of my initial Purchase Payment to the following DCA Fixed Account (Select only one):

☐ 6 Month DCA (510)	☐ 12 Month DCA (511)	☐ 18 Month DCA (512)

Unless otherwise specified in section 7A below, the DCA Fixed Account program will be allocated according to the allocations in the Investment Allocation section 2A.

Optional Program Elections

4A. ☐	Check here to participate in Interest Sweep - Also complete section 7A

The Interest Sweep option will automatically proportionately transfer earnings from your Contract Value in the Fixed Account to the variable investment choice(s) selected in section 7A.

•	Minimum value of $5,000 in the Fixed Account at the time of transfer.

•	The Interest Sweep will begin one frequency mode from the Contract Issue Date.

Interest Sweep Frequency Mode:	☐ Monthly	☐ Quarterly	☐ Semi-annually	☐ Annually

5A. ☐	Check here to participate in Dollar Cost Averaging (DCA - for Separate/Variable Account Assets only.) - Also complete section 7A.

The Dollar Cost Averaging Program systematically transfers a set amount from the selected variable investment choice (below) to the variable investment choice(s) selected in section 7A.

•	Minimum $600 in the investment choice selected from which transfers may be made.

•	Minimum $100 transfer per frequency.

•	Minimum 6 month participation.

DCA Transfer:

Make periodic transfers of $                     of Contract Value from                                          to the destination investment choice(s) as specified in the DCA Allocation section 7A.                                     (Investment choice)

Please select a day between the 1st and the 28th.

Begin DCA on .	End on or after .
(mm/dd/yyyy)	(mm/dd/yyyy) (# of transfers)

DCA Frequency Mode:	☐ Monthly	☐ Quarterly	☐ Semi-annually	☐ Annually

•	If you select a start date that is less than 5 business days from the date this form is received at the Annuity Service Center, we may defer the first transfer for one month.

•	If you do not select a start date, we will start the DCA Program within 5 business days from the date this completed form and payment are received at the Annuity Service Center.

•	If no end date is selected, the program will terminate once funds are insufficient to support the transfer.

Addendum Page 2A of 3

6A. ☐	Check here to participate in Automatic Rebalancing - Also complete section 2A.

The Automatic Rebalancing Program allows you to automatically rebalance your Contract Value to the investment choice(s) selected in section 2A.

•	Any unscheduled transfer request will automatically terminate the Automatic Rebalancing Program.

•	Transfers will begin one frequency mode on the first business day of the month after the attainment of the program’s minimum balance.

•	Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program.

•	Contract Value will be rebalanced proportionately among the variable investment choices selected.

•	Requests to participate in Automatic Rebalancing will begin one frequency after DCA Fixed Account, Interest Sweep, or DCA program has completed.

Automatic Rebalancing Frequency Mode:	☐ Monthly	☐ Quarterly	☐ Semi-annually	☐ Annually

7A.	Optional Program Fund Allocations

Unless otherwise specified in the lines below, the DCA Fixed Account program, Interest Sweep program and DCA Separate Account program will be allocated according to the allocations in the Investment Allocation section 2A.

Use whole percentages only. This section must total 100%.

            % (521) American Century VP Income & Growth

            % (522) American Century VP Value

            % (560) American Funds® Asset Allocation

            % (561) American Funds® Growth-Income

            % (523) Calvert Social Balanced

            % (527) Fidelity® VIP Contrafund®

            % (526) Fidelity® VIP Growth

            % (562) Franklin Small Cap Value Securities

            % (528) INVESCO VIF Financial Services

            % (529) INVESCO VIF Health Sciences

            % (530) INVESCO VIF Technology

            % (531) Janus Aspen Balanced

            % (532) Janus Aspen Capital Appreciation

            % (533) Janus Aspen Worldwide Growth

            % (534) MFS® Investors Trust Series

            % (535) MFS® New Discovery

            % (536) MML Blend

            % (537) MML Emerging Growth

            % (538) MML Enhanced Index Core Equity

            % (539) MML Equity

            % (540) MML Equity Index

            % (541) MML Growth Equity

            % (563) MML Inflation-Protected Bond

            % (542) MML Large Cap Value

            % (543) MML Managed Bond

            % (564) MML OTC 100

            % (545) MML Small Cap Equity

            % (544) MML Small Cap Growth Equity

            % (546) MML Small Company Opportunities

            % (547) Oppenheimer Aggressive Growth

            % (554) Oppenheimer Balanced

            % (548) Oppenheimer Capital Appreciation

            % (549) Oppenheimer Global Securities

            % (550) Oppenheimer High Income

            % (551) Oppenheimer International Growth

            % (552) Oppenheimer Main Street

            % (553) Oppenheimer Money

            % (555) Oppenheimer Strategic Bond

            % (524) Scudder VIT EAFE® Equity Index

            % (525) Scudder VIT Small Cap Index

            % (556) T. Rowe Price Blue Chip Growth

            % (557) T. Rowe Price Equity Income

            % (559) Templeton Foreign Securities

  100%    Total for both columns must equal 100%

Addendum Page 3A of 3

17.	Contract Owner(s) Signature

The Application: This is an application for an annuity. The Application also includes any amendments to it. I hereby represent that the above information is correct and true to the best of my knowledge and belief.

The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit allocations of Net Purchase Payments to the Fixed Account. Transfers from the Separate Account to the Fixed Account may also be limited.

Changes and Corrections: Any change or correction of the Application will be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company.

Special State Fraud Notices:

•	CT, GA, NE, & WA: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•	MA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

•	ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).

•	OK: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

•	All other states: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand its provisions including any optional program I have selected.

Signed at: City	State Date (mm/dd/yyyy)

Contract Owner Signature

Joint Contract Owner Signature (if applicable)	Annuitant Signature (if different from Contract Owner)

18.	REQUIRED NASD Registered Representative/Agent/Broker Information (This section must be completed by the Registered Representative.

APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

•	Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements.	☐	Yes	☐ No

•	Is this replacement meant to be a tax-free transfer under Section 1035?	☐	Yes	☐ No

I certify that I am NASD registered and state licensed for variable annuity contracts where this Application is written and delivered.

Firm Name

Firm Address (MMLISI Reps use agency number)

Please select one of the following commission options:	☐ Option A (default option)	☐ Option C

1. Signature of NASD Registered Representative	Print Name

MassMutual ID Code (if applicable)	License #	% of Commission

Business Telephone # (including area code)	E-mail Address

2. Signature of Second NASD Registered Representative (if applicable)	Print Name

MassMutual ID Code (if applicable)	License #	% of Commission

Business Telephone # (including area code)	E-mail Address

MassMutual Transitions SelectSM	Massachusetts Mutual Life Insurance Company
Amendment of Application		1295 State Street
Contract number:		Springfield, MA 01111-0001
This Amendment of Application is attached to and made a part of the Contract.
This Amendment was authorized by the Applicant via:
☐ Telephone authorization on the Company’s recorded telephone line.
☐ Email authorization received by the Company.
☐ Written Request received by the Company.
The following information replaces the corresponding information that is contained in the original Application:
☐ Contract Owner Name:
☐ Contract Owner Social Security Number:
☐ Contract Owner Address:
☐ Contract Owner Date of Birth:
☐ Contract Owner State Where Employed:
☐ Contract Owner Gender:		☐ Male	☐ Female
☐ Joint Contract Owner Name:
☐ Joint Contract Owner Social Security Number:
☐ Joint Contract Owner Address:
☐ Joint Contract Owner Date of Birth:
☐ Joint Contract Owner Gender:		☐ Male	☐ Female
☐ Annuitant Name:
☐ Annuitant Social Security Number:
☐ Annuitant Address:
☐ Annuitant Date of Birth:
☐ Contract Owner State Where Employed:
☐ Annuitant Gender:		☐ Male	☐ Female
☐ Beneficiary Designation:
Primary Beneficiary:
Contingent Beneficiary:
☐ New Contract Type:	☐ Non-Qualified	☐ Custodial IRA
☐ Non-Qualified Deferred Compensation Plan (Non 457 Plans)
	☐ IRA	☐ Roth IRA
	☐ SEP IRA	☐ SIMPLE IRA
	☐ 401(k) Plan	☐ Pension Plan
	☐ Keogh (HR10)	☐ Profit Sharing Plan
	☐ Target Benefit Plan	☐ Money Purchase Plan
☐ Source of Funds to be Invested:		☐ CD/Mutual Fund	☐ Current Income/Personal Savings
	☐ Simple IRA	☐ Trust Funds	☐ Non-Qualified Contract
	☐ SEP IRA	☐ Traditional IRA	☐ Custodial IRA
	☐ TSA	☐ Roth IRA	☐ Non-Qualified Deferred Comp.
	☐ 401(k)	☐ Profit Sharing Plan	☐ Govt. 457 Deferred Comp.
	☐ Pension Plan	☐ Keogh (HR10)	☐ Money Purchase Pension Plan
	☐ Target Benefit Plan	☐ Texas ORP
☐ Initial Purchase Payment:
☐ City Where Signed by Contract Owner:
☐ State Where Signed by Contract Owner:
☐ Miscellaneous: